                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated June 5, 2001 included in Smithfield Foods, Inc.'s Form 10-K for the year ended April 29, 2001, and to all references to our Firm included in this registration statement.




                                              /s/ ARTHUR ANDERSEN LLP


Richmond, Virginia
November 30, 2001